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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     / / Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              MERCK & CO., INC.
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                (Name of Registrant as Specified in Its Charter)

                              MERCK & CO., INC.
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                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.
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                               [MERCK LETTERHEAD]

TO THE STOCKHOLDERS:

     You have recently received a copy of the Company's Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders to be held on April 26, 1994.

     You may also receive certain material from Mr. Thomas J. Kelly, President/Business Manager of the Sheet Metal Workers' International Association, Local Union 19, in Philadelphia, Pennsylvania, soliciting proxies for his election as a director of the Company. Your Board of Directors strongly recommends that you vote only for your Company's nominees: Mr. Lawrence A. Bossidy, Mr. Charles E. Exley, Jr., Dr. William N. Kelley, and Mr. Martin J. Wygod.

     You should note the following:

     - In the past, Mr. Kelly has acted to further the interests of his union in a manner adverse to your Company and its stockholders -- during the last seven years, he has attempted to force your Company to change its practice of hiring the best available contractors and employees.

     - To further his union's hiring objectives, Mr. Kelly has attempted to organize a boycott of your Company's products by patients and physicians.

     - As part of Mr. Kelly's tactics, he has arranged to exclude reimbursement for your Company's products under his union's medical insurance coverage when alternative medicines were available.

     - In furtherance of his campaign against your Company, in November 1993, Mr. Kelly's union sought to include in the Company's 1994 Proxy Statement a proposal recommending that the Company "implement a policy of utilizing construction companies and subcontractors for the erection and construction of Company facilities that hire unionized employees and whose unions are affiliated with the Building and Construction Trades
       Department of the AFL-CIO. . . ."

     We believe that Mr. Kelly's current solicitation is nothing more than a new phase in his campaign of harassing your Company for personal motives. The success of your Company requires that its Board of Directors focus its concern on the Company and ALL of its stockholders rather than on the narrow interests of Mr. Kelly's particular constituency. The Board's nominees are all experienced individuals dedicated to the future of your Company and the interests of all its stockholders.

     Your Board of Directors strongly recommends that you vote ONLY the WHITE proxy card for your Company's nominees to the Board: Mr. Lawrence A. Bossidy, Mr. Charles E. Exley, Jr., Dr. William N. Kelley, and Mr. Martin J. Wygod. Please do not send any proxy to Mr. Kelly.

     Please sign and date the enclosed white proxy/voting instruction card and return it promptly in the accompanying addressed envelope even if you have previously returned a proxy.

                                      Sincerely,

                                      P. ROY VAGELOS, M.D.
                                      Chairman and Chief Executive Officer